                                                                    EXHIBIT 99.1

                        Report of Independent Auditors


Board of Directors
Inframetrics, Inc.

We have audited the accompanying consolidated balance sheets of Inframetrics, Inc. and subsidiaries (the Company) as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Inframetrics, Inc. and subsidiaries at December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                 /S/ Ernst & Young LLP

Boston, Massachusetts
February 19, 1999

                      Inframetrics, Inc. and Subsidiaries

                          Consolidated Balance Sheets

                                                                                   December 31
                                                                           1998                   1997
                                                                 --------------------------------------------
Assets
Current assets:
 Cash and cash equivalents                                                $  2,132,535           $  1,661,312
 Accounts receivable, less allowance of $309,937 in 1998
    and $156,408 in 1997                                                     9,864,457             11,141,855
 Inventories                                                                17,326,482             14,290,307
 Prepaids and other current assets                                             512,125                487,947
                                                                 --------------------------------------------
Total current assets                                                        29,835,599             27,581,421
Property, plant and equipment, net                                           2,120,675              2,111,639
Deferred income taxes                                                        2,109,463              1,599,227
Other assets                                                                    93,750                128,313
                                                                 --------------------------------------------
                                                                             4,323,888              3,839,179
                                                                 --------------------------------------------
Total assets                                                              $ 34,159,487           $ 31,420,600
                                                                 ============================================

Liabilities and stockholders' equity (deficit)
Current liabilities:
 Notes payable to bank                                                    $  2,598,037    $                --
 Trade accounts payable and accrued expenses                                 6,314,976              6,813,108
 Accrued compensation and related liabilities                                1,850,861              2,400,895
 Deferred income                                                               494,193                534,327
 Income taxes payable                                                        1,183,417              1,076,574
 Current portion of long-term debt                                           1,875,000                875,000
 Current portion of capital lease obligations                                  199,037
                                                                 --------------------------------------------
Total current liabilities                                                   14,515,521             11,699,904
Long-term debt, net of current portion                                      18,049,508             18,955,100
Capital lease obligations, net of current portion                              237,805
Class B Stock, $.01 par value, 69,360 shares authorized,
  68,000 shares issued and outstanding, liquidation
  preference of $12,418,848                                                 12,031,895             10,956,887


Stockholders' equity (deficit):
 Preferred Stock, $.01 par value, 400,000 shares
   authorized, none issued
 Common Stock, $.01 par value, 1,532,000 shares authorized,
   218,250 and 200,000 shares issued and outstanding                             2,182                  2,000

 Additional paid-in capital                                                     10,768
 Retained deficit                                                          (10,596,653)           (10,043,958)
 Accumulated other comprehensive loss                                          (91,539)              (149,333)
                                                                 --------------------------------------------
                                                                           (10,675,242)           (10,191,291)
                                                                 --------------------------------------------
Total liabilities, redeemable stock and stockholders' equity              $ 34,159,487           $ 31,420,600
 (deficit)
                                                                 ============================================

                                        1
See accompanying notes.

                      Inframetrics, Inc. and Subsidiaries

                     Consolidated Statements of Operations


                                                                             Year ended December 31
                                                                           1998                  1997
                                                                 -------------------------------------------
Revenues:
 Net sales                                                                 $54,689,877           $53,163,488
 Other income                                                                  338,863               317,731
                                                                 -------------------------------------------
                                                                            55,028,740            53,481,219
Costs and expenses:
 Cost of sales                                                              30,273,704            28,328,023
 Selling, general and administrative expenses                               17,239,346            14,674,319
 Research and development                                                    4,835,644             5,792,993
                                                                 -------------------------------------------
                                                                            52,348,694            48,795,335
                                                                 -------------------------------------------

Income from operations                                                       2,680,046             4,685,884

Other income (expense):
 Interest income                                                                24,662                40,424
 Interest expense                                                           (1,721,893)           (1,662,219)
 Other expense                                                                (243,874)             (328,541)
                                                                 -------------------------------------------
                                                                            (1,941,105)           (1,950,336)
                                                                 -------------------------------------------

Income before income taxes                                                     738,941             2,735,548
Provision for income taxes                                                     216,628             1,336,000
                                                                 -------------------------------------------
Net income                                                                 $   522,313           $ 1,399,548
                                                                 ===========================================

See accompanying notes.

                      Inframetrics, Inc. and Subsidiaries

           Consolidated Statements of Stockholders' Equity (Deficit)

                                                                                        Accumulated
                                              Additional          Retained                 Other             Total
                                     Common    Paid-in            Earnings             Comprehensive      Stockholders'
                                     Stock     Capital           (Deficit)                Income*        Equity (Deficit)
                                  ---------------------------------------------------------------------------------------
Balances at December 31, 1996        $  200      $     -         $(10,366,698)            $ (30,062)         $(10,396,560)
Comprehensive income:
 Net income for 1997                                                1,399,548                                   1,399,548
 Foreign currency translation
  adjustment                                                                               (119,271)             (119,271)
                                                                                                       ------------------
 Total comprehensive income                                                                                     1,280,277

Dividends on Class B Stock                                         (1,075,008)                                 (1,075,008)
Common stock dividend                 1,800                            (1,800)                                          -
                                   ---------------------------------------------------------------------------------------
Balances at December 31, 1997         2,000            -          (10,043,958)             (149,333)          (10,191,291)
Comprehensive income:
 Net income for 1998                                                  522,313                                     522,313
 Foreign currency translation
  adjustment                                                                                 57,794                57,794
                                                                                                       ------------------
 Total comprehensive income                                                                                       580,107

Dividends on Class B Stock                                         (1,075,008)                                 (1,075,008)
Proceeds from exercise of stock
 options                                182       10,768                                                           10,950
                                   ---------------------------------------------------------------------------------------
Balances at December 31, 1998        $2,182      $10,768         $(10,596,653)            $ (91,539)         $(10,675,242)
                                  =======================================================================================

* Entire amount relates to equity adjustment from foreign currency translation.

See accompanying notes.

                      Inframetrics, Inc. and Subsidiaries

                     Consolidated Statements of Cash Flows

                                                                                Year ended December 31
                                                                              1998                  1997
                                                                           ---------------------------------
Operating activities
Net income                                                                 $   522,313           $ 1,399,548
Adjustments to reconcile net income to net cash provided (used)
 by operating activities:
  Depreciation and amortization                                                955,509               795,853
  Provision for losses on accounts receivable                                  252,000               220,000
  Deferred income taxes                                                       (510,236)             (277,000)
  (Increase) decrease in assets and liabilities:
     Accounts receivable                                                       994,949               124,782
     Inventories                                                            (3,048,495)           (2,205,065)
     Deferred income                                                           (40,134)              (87,698)
     Prepaids and other assets                                                 (23,735)             (284,725)
     Other assets                                                                                    715,880
     Accounts payable, accrued expenses and other
     accrued liabilities                                                      (514,296)              219,277
     Accrued compensation and related liabilities                             (550,034)              466,232
     Accrued interest to related party                                         969,508               897,600
     Income taxes payable                                                      106,843              (270,450)
                                                                           ---------------------------------
Net cash (used) provided by operating activities                              (885,808)            1,714,234

Investing activities
Purchases of equipment                                                        (329,486)           (1,038,118)
                                                                           ---------------------------------
Net cash used in investing activities                                         (329,486)           (1,038,118)

Financing activities
Proceeds from revolving credit agreement, net                                2,598,037
Principal payments on debt                                                    (875,100)             (787,500)
Principal payments on capital lease obligations                               (164,008)
Proceeds from issuance of common stock                                          10,950
                                                                           ---------------------------------
Net cash provided (used) by financing activities                             1,569,879              (787,500)

Effect of foreign exchange rate changes on cash                                116,638              (248,639)
                                                                           ---------------------------------
Net increase (decrease) in cash and cash equivalents                           471,223              (360,023)
Cash and cash equivalents at beginning of year                               1,661,312             2,021,335
                                                                           ---------------------------------
Cash and cash equivalents at end of year                                   $ 2,132,535           $ 1,661,312
                                                                           =================================
Supplemental disclosure of cash flow information:
   Noncash financing transaction:
      Interest on note payable to Elbit Ltd.                               $   969,508           $   897,600
                                                                           =================================

See accompanying notes.

                      Inframetrics, Inc. and Subsidiaries

                 Notes To The Consolidated Financial Statements


1.  The Company

Inframetrics, Inc. (the Company) designs and manufactures thermal imaging and measurement systems primarily for Fortune 500 companies, electric utilities and government agencies. These systems are being applied in such diverse fields as predictive maintenance, nondestructive testing, process monitoring, research and development, surveillance, law enforcement and the military.

2.  Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements of the Company include the accounts of Inframetrics, Inc. and its wholly-owned subsidiaries in the United States, United Kingdom, France, Germany, Belgium and Israel. All material intercompany accounts and transactions have been eliminated in consolidation. The Company's foreign subsidiaries represent approximately $4,479,000 and $3,893,000 of total assets at December 31, 1998 and 1997, respectively.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include collectibility of accounts receivable, recoverability of deferred tax assets and the carrying value of inventory. Actual results could differ from those estimates.

Cash Equivalents

The Company considers short-term investments which have a maturity of three months or less at the time of purchase to be cash equivalents.

Inventories

Inventories are stated at the lower of cost or market.

Property, Plant and Equipment

These assets are stated at cost less accumulated depreciation and amortization, and are depreciated using an accelerated depreciation method, over their estimated useful lives as follows:

Asset Classification                                Estimated Useful Life
-------------------------------------------------------------------------
Motor vehicles                                        5 years
Machinery and equipment                               5-7 years
Furniture and fixtures                                5-7 years
Computer equipment                                    5 years
Leasehold and building improvements                   Life of lease

                      Inframetrics, Inc. and Subsidiaries

2.  Summary of Significant Accounting Policies (continued)

Foreign Currency Translation

Assets and liabilities of foreign subsidiaries are translated into U.S. dollars at the year-end exchange rates, and the income statement items are translated at the average exchange rates for the year. Realized foreign currency exchange gains and losses are included in operations and were not material in 1998 and 1997.

Revenue Recognition

Revenues from product sales are recognized at the time the product is shipped. Service and other revenues are recognized ratably over the contractual period or as the services are provided.

Income Taxes

The Company provides for deferred taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under Statement 109, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to be realized or settled.

Concentration of Credit Risk

The Company sells its products to customers in commercial industries and certain governmental agencies. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains reserves for potential credit losses, and such losses have been within management's expectations.

The Company invests its excess cash principally in deposits with major banks. These securities typically mature within three months of their purchase date and, therefore, are subject to minimal risk. The Company has not experienced losses related to these investments.

Stock-Based Compensation

The Company accounts for its stock-based compensation in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations.

Reclassification

As of January 1, 1998, the Company adopted Statement 130, Reporting Comprehensive Income. Statement 130 establishes new rules for the reporting and display of comprehensive income and its components; however, the adoption of this Statement had no impact on the Company's net income or stockholders' equity. Statement 130 requires unrealized gains or losses on the Company's available-for-sale securities and the foreign currency translation adjustments, which, prior to adoption, were reported separately in stockholders' equity, to be included in other comprehensive income. Prior year financial statements have been reclassified to conform to the requirements of Statement 130.

Certain other 1997 amounts have been reclassified to permit comparison with the 1998 presentation.

                      Inframetrics, Inc. and Subsidiaries

2.  Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for cash and cash equivalents, accounts receivable and debt instruments approximate their fair value.

3.  Related-Party Transactions

The Company has an agreement with Elbit Ltd. (former parent company and present holder of approximately 200,000 common shares of Inframetrics, Inc.) under which the Company provides various consulting services for Elbit. These services amounted to $230,000 and $215,000 in 1998 and 1997, respectively.

4.  Inventories

Inventories consist of the following:

                                                                       December 31
                                                                 1998               1997
                                                        --------------------------------------
Finished goods and demonstration equipment                      $ 6,018,009        $ 5,404,918
Work-in-process                                                   5,149,909          4,915,619
Raw materials                                                    10,024,062          7,103,807
                                                        --------------------------------------
                                                                 21,191,980         17,424,344
Reserve for obsolescence                                          3,865,498          3,134,037
                                                        --------------------------------------
                                                                $17,326,482        $14,290,307
                                                        ======================================

5.  Property, Plant and Equipment

Property, plant and equipment consists of the following:

                                                                       December 31
                                                                 1998               1997
                                                        -------------------------------------------
Motor vehicles                                                  $    77,171        $    95,624
Machinery and equipment                                           4,445,382          4,058,110
Furniture and fixtures                                            1,171,855          1,055,118
Computer equipment                                                3,167,867          2,785,525
Leasehold and building improvements                               1,679,856          1,617,772
                                                        -------------------------------------------
                                                                 10,542,131          9,612,149
Less allowance for depreciation and amortization                 (8,421,456)        (7,500,510)
                                                        -------------------------------------------
                                                                $ 2,120,675        $ 2,111,639
                                                        ===========================================

As of December 31, 1998, computer equipment includes leased equipment totaling $463,000 which has been capitalized under a lease obligation. Amortization of $100,000 was recognized on the leased equipment in 1998 and is included in depreciation and amortization expense.

                      Inframetrics, Inc. and Subsidiaries

6.  Financing Arrangements

Long-term debt consists of the following:

                                                                                     December 31
                                                                             1998                  1997
                                                                  -------------------------------------------
Note payable to Elbit Ltd.                                                   $11,000,000           $11,000,000
Interest on note payable to Elbit Ltd.                                         2,087,008             1,117,500
Term loan                                                                      6,837,500             7,712,600
                                                                   -------------------------------------------
                                                                              19,924,508            19,830,100

Current portion of long-term debt                                             (1,875,000)             (875,000)
                                                                   -------------------------------------------
                                                                             $18,049,508           $18,955,100
                                                                   ===========================================

Annual maturities of long-term debt are as follows: $1,875,000 in 1999; $2,000,000 in 2000; $2,912,500 in 2001; $1,050,000 in 2002 and $12,087,008 in
2003.

In 1996, the Company entered into a Revolving Credit and Term Loan Agreement with a commercial bank consisting of a revolving credit facility of $6.5 million and an $8.5 million term loan. In connection therewith, the Company incurred $175,500 of debt issuance costs. These costs are being amortized over the term of the agreement. The interest rate was 7.0703% and 7.375% for the term loan at December 31, 1998 and 1997, respectively.

At December 31, 1998, the revolving credit facility enabled the Company to borrow up to $6.5 million. There were borrowings of $2,598,037 outstanding on this line at December 31, 1998. There were no borrowings at December 31, 1997. The interest rate on the revolving line of credit ranged from 7.0703% to 7.3067% at December 31, 1998. A commitment fee ranging from 0.375% to 0.5% per annum is due on the unused portion of the borrowing facility.

During 1998, the Company entered into an interest swap agreement which converted its floating interest rate liability to a fixed rate without changing the structure of its existing credit facility. The amount under the agreement is $8 million. The term is three years with a fixed interest rate of 5.39%, to which a variable element is added based upon the Company's current financial position. This variable element was 1.75% at December 31, 1998. Any borrowings above the $8 million are charged at the prime rate of interest.

Under the term loan, principal is payable in regular quarterly installments which are intended to fully repay the debt by September 30, 2002. Optional prepayment is permitted.

The Company's obligations under this agreement are secured by all of its tangible and intangible assets and the stock of its subsidiaries.

Both the term loan and the revolving credit facility contain certain provisions and covenants which restrict the amount of future indebtedness, cash dividends and capital expenditures, and require the Company to maintain specified levels of debt service coverage, leverage ratios, senior interest coverage and profitability. Additional interest rate charges could be incurred depending on the Company's ability to achieve leverage ratios as specified under the agreement.

                     Inframetrics, Inc. and Subsidiaries

6.  Financing Arrangements (continued)

The Company has a subordinated promissory note for $11 million to Elbit. Principal is payable in three installments consisting of $500,000 on September 30, 1999, $500,000 on September 30, 2001 and the balance, including all accrued interest, on September 30, 2003. Optional prepayment is permitted. The note bears interest at 8%, which is payable in full on September 30, 2003 or, if the note is prepaid in full, at that earlier date. As such, at December 31, 1998 and 1997, accrued interest of $2,087,008 and $1,117,500, respectively, on this note is included with long-term debt on the accompanying consolidated balance sheets.

Interest paid was $581,037 and $764,619 for the years ended December 31, 1998 and 1997, respectively.

7.  Lease Obligations

The Company leases certain equipment under a capital lease arrangement. Assets under capital leases totaled $463,000 at December 31, 1998. Accumulated amortization relating to assets under capital leases was $100,000 at December 31, 1998.

The Company has noncancelable lease agreements for office space which expire in 2000. Rent expense was $438,600 for the years ended December 31, 1998 and 1997.

Future minimum commitments under leases with noncancelable terms of one or more years are as follows at December 31, 1998:


                                         Capital Leases       Operating
                                                               Leases
                                      ----------------------------------------

1999                                    $ 225,897              $438,600
2000                                      219,975               438,600
2001                                       29,313
                                      ----------------------------------------
Total minimum lease payments              475,185              $877,200
                                                           ===================
Less amounts representing interest        (38,343)
                                      --------------
Present value minimum lease payments      436,842
Less amounts due within one year         (199,037)
                                      --------------
Long-term portion of capital lease
obligations                             $ 237,805
                                      ==============


The Company recorded $137,948 and $129,439 in sublease income from a noncancelable sublease in 1998 and 1997, respectively. The future minimum rentals to be received by the Company as of December 31, 1998 are $128,460 in 1999.

8.  Class B Stock

The shares of Class B Stock are entitled to vote with the Common Stock on all matters submitted to stockholders. Dividends are cumulative and accrue at an annual rate of 10.75% per year. Dividends become payable in cash upon redemption of the Redeemable Preferred Stock, liquidation of the Company or other extraordinary transactions as defined. At December 31, 1998 and 1997, the Company recorded a charge to retained deficit of $1,075,008 to reflect the dividends accrued, but unpaid, for the Class B Stock. Class B Stock is voluntarily convertible at any time upon request of 70% of the holders of the Class B Stock and converts automatically upon a qualified initial public offering, as defined. Under the conversion formula, one share of Class B Stock converts into both one share of Common Stock and one share of Redeemable Preferred Stock, as adjusted. Any accrued and unpaid dividends due on the Class B Stock are transferred to the Redeemable Preferred Stock into which the Class B Stock was converted and shall be paid in full by the Company upon redemption of the Redeemable Preferred Stock.

                      Inframetrics, Inc. and Subsidiaries

8.  Class B Stock (continued:)

No shares of Class B Stock acquired by the Company by purchase, conversion or otherwise will be reissued. All such shares will be canceled, retired and eliminated from the shares of the Company.

Holders of Class B Stock have preference in liquidation and are entitled to receive, before any distribution is made to preferred shareholders and common shareholders, $147.06 per share in cash, as adjusted, plus any unpaid dividends. Once holders of Class B Stock are paid in full, holders of Redeemable Preferred Stock would be entitled to receive $147.06 per share in cash plus any unpaid dividends, as adjusted, from any remaining assets of the Company.

9.  Stockholders' Equity

The total number of shares of capital stock which the Company has the authority to issue is set at 2,001,360 shares, of which 69,360 shares are designated as Class B Stock, 400,000 shares are designated as Preferred Stock and 1,532,000 shares are designated as Common Stock. Of the 400,000 shares of Preferred Stock, 350,000 shares are designated as Redeemable Preferred Stock and 50,000 shares are Undesignated Preferred Stock. The par value for all shares of capital stock was set at $.01. In 1997, the Board of Directors authorized a 10-for-1 stock split of the Common Stock effected through a stock dividend of nine shares of Common Stock for each outstanding share of Common Stock.

The Redeemable Preferred Stock is nonvoting. Dividends are cumulative and accrue at an annual rate of 10.75% per year. Dividends become payable in cash in the event of the liquidation of the Company, or other extraordinary transactions, as defined, or upon redemption. The Company is required to redeem the Redeemable Preferred Stock at $147.06 per share in cash, as adjusted, plus any unpaid dividends, upon the occurrence of a qualified initial public offering, or upon request of 70% of the holders of the Redeemable Preferred Stock, upon the occurrence of an extraordinary event, as defined, or at any time after September 30, 2003.

A total of 50,000 shares of the Preferred Stock is Undesignated Preferred Stock. Shares are issuable in one or more classes or series, and the Board of Directors has authority to fix the terms of each class or series.

The holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. No dividends shall be declared or paid on the Common Stock as long as shares of Class B Stock and Preferred Stock remain outstanding.

At December 31, 1998, the Company had reserved 805,010 (after giving effect to the 10-for-1 stock split) shares of Common Stock and 68,000 shares of Redeemable Preferred Stock for conversion of Class B Stock and options outstanding under the Stock Option Plan.

10.  Employee Benefit and Stock Option Plans

The Company has an employee savings plan which covers substantially all domestic employees. The plan allows participants to make pretax or aftertax contributions, and the Company matches certain percentages of employee contributions. The Company's matching contributions were approximately $442,000 and $422,000 in 1998 and 1997, respectively.

                      Inframetrics, Inc. and Subsidiaries

10.  Employee Benefit and Stock Option Plans (continued)

On September 30, 1996, the Company adopted the Inframetrics Inc. 1996 Stock Option Plan (the Stock Option Plan) which provides for the issuance of up to 143,260 shares of Common Stock as either incentive stock options or nonqualified stock options. Stock options may be granted to officers, directors, employees, consultants and agents of the Company. Incentive stock options may not be granted at a price less than fair market value of the Common Stock on the date of the grant. Nonqualified stock options may be granted at an exercise price established by the Board of Directors. The Board of Directors determines the grant price and the vesting period at the time of grant, and options expire within seven years after the date of the grant.

Stock option activity for the years ended December 31, 1998 and 1997 is as follows:

                                                                                               Weighted-
                                                       Number of        Option Price         Average Price
                                                        Shares           Per Share             Per Share
                                                  -------------------------------------------------------------
Outstanding at December 31, 1996                            --                 --                  --
Granted                                                138,784          $    0.60                $0.60
Canceled                                                (1,416)              0.60                 0.60
                                                  -------------------------------------------------------------
Outstanding at December 31, 1997                       137,368               0.60                 0.60
Granted                                                 11,625               0.60-5.00            4.13
Exercised                                              (18,250)              0.60                 0.60
Canceled                                                (7,762)              0.60-5.00            0.71
                                                  -------------------------------------------------------------
Outstanding at December 31, 1998                       122,981          $   0.60-$5.00           $0.87
                                                  =============================================================

At December 31, 1998 and 1997, options to purchase 2,029 and 5,892 shares, respectively, were available for future grant.

In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS
123). This Statement establishes financial accounting and reporting standards for stock-based compensation plans, including the Stock Option Plan. As allowed under SFAS 123, the Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), and related Interpretations in accounting for its stock-based compensation plans, and, accordingly, no compensation expense related to stock-based compensation was recorded in 1998 or 1997.

Had compensation expense for the Company's stock option plan been determined based on the fair values at the grant dates for awards under the plan consistent with the method of accounting prescribed by SFAS 123, the Company's net income would have decreased to the pro forma amounts indicated below:

                                                                                        December 31
                                                                                  1998                1997
                                                                         ---------------------------------------
Net income                  As reported                                          $522,313             $1,399,548
                            Pro forma                                             520,267              1,397,186

                      Inframetrics, Inc. and Subsidiaries

10.  Employee Benefit and Stock Option Plans (continued)

In accordance with the guidance provided under SFAS 123, fair values are based on minimum values. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for the grants for the years ended December 31, 1998 and 1997: Dividend yield of zero; expected volatility of zero; risk-free interest rates ranging from 4.54% to 6.87%. The risk-free interest rate used in the calculation is the yield on the grant date of a U.S. Treasury Strip with a maturity equal to the expected term of the option.

11.  Income Taxes

The (benefit) provision for income taxes for continuing operations at December 31 consists of the following:

                                                                                 1998               1997
                                                                       -------------------------------------
Current:
 Federal                                                                      $ 659,416           $1,263,000
 State                                                                           67,448              350,000
                                                                       -------------------------------------
                                                                                726,864            1,613,000
Deferred:
 Federal                                                                       (433,700)            (235,500)
 State                                                                          (76,536)             (41,500)
                                                                       -------------------------------------
                                                                               (510,236)            (277,000)
                                                                       -------------------------------------
                                                                              $ 216,628           $1,336,000
                                                                       =====================================

A reconciliation between the Company's effective tax rate and the federal statutory rate for the years ended December 31 is as follows:

                                                                                1998                1997
                                                                       -------------------------------------
Tax at statutory rate                                                         $ 251,240           $  930,000
State income taxes, net                                                         (32,020)             209,000
Nondeductible foreign losses                                                    152,106              390,000
Research and development credit                                                (214,179)            (193,000)
Other                                                                            59,481
                                                                       -------------------------------------
                                                                              $ 216,628           $1,336,000
                                                                       =====================================

Significant components of the Company's deferred tax asset as of December 31 are as follows:

                                                                               1998               1997
                                                                       ------------------------------------
Valuation reserves                                                           $1,544,000          $1,126,000
Warranty reserve                                                                200,000             200,000
Employee benefits                                                                48,000              32,000
Depreciation and amortization                                                   248,000             167,000
Other                                                                            69,463              74,227
                                                                       ------------------------------------
Total deferred tax asset                                                     $2,109,463          $1,599,227
                                                                       ====================================

                      Inframetrics, Inc. and Subsidiaries

11.  Income Taxes (continued)

The Company has recorded a net deferred tax asset of $2,109,463 and $1,599,227 at December 31, 1998 and 1997, respectively. Although realization is not assured, based on the Company's prior operating results and its expectations for the future, management believes that it is more likely than not that the deferred tax asset will be realized.

Total income taxes paid amounted to approximately $220,000 and $1,782,800 in 1998 and 1997, respectively.

12.  Research and Development Contracts

In 1995, the Company entered into a two-year arrangement with three other companies (collectively known as the Consortium) to perform research and development activities on certain technologies for military and commercial applications for an agency of the Department of Defense. The Consortium retains all rights, title and interest in the developed technologies and may elect to transfer these rights to the Consortium participants. During 1997, the Company incurred approximately $2,322,000 of research and development expenses related to these activities and received $387,405.

13.  Contingencies

During 1995, the Company entered into a contract with the U.S. Immigration and Naturalization Service (the INS) for thermal imaging systems. As a result of increases in the cost of certain materials, a loss will be incurred if the Company is required to deliver any further units under this contract. Although the INS has only ordered 17 additional units, the contract provides for up to 350 additional units which, at an average loss of $10,000 per unit, represents a $3.5 million potential liability. The Company has entered into discussions with the INS to modify the contract in favor of a new generation of product. If the INS found the Company in default and terminated the contract, the INS would have the right to reprocure from an alternative supplier, with the Company bearing any additional costs incurred.

Management believes that the contract with the INS will be successfully renegotiated and that there will be no adverse effect on the financial position of the Company.

14.  Merger Announcement

In December 1998, the Company announced that it had reached a preliminary agreement to be acquired by FLIR Systems, Inc. The proposed transaction is subject to the execution of a definitive agreement, the receipt of all applicable regulatory approvals under the Hart-Scott-Rodino Antitrust Improvements Act, and other customary terms and conditions.